Exhibit 4.1

RIGHTS CERTIFICATE #:	NUMBER OF RIGHTS:

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING SET FORTH IN THE COMPANY’S PROSPECTUS DATED [●], 2018 (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC., THE SUBSCRIPTION AGENT.

CLEARONE, INC.

Incorporated under the laws of the State of Delaware

NON-TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing non-transferable Subscription Rights to Purchase Shares of Common Stock of
CLEARONE, INC.

Subscription Price: $[●] per Share

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., EASTERN STANDARD TIME, ON [●], 2018, UNLESS EXTENDED BY THE COMPANY

REGISTERED OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of nontransferable subscription rights (“Rights”) set forth above. Each Right entitles the holder thereof to subscribe for and purchase [●] shares of common stock, with a par value of $0.001 per share (“Common Stock”), of ClearOne, Inc., a Delaware corporation, at a subscription price of $[●] per share of Common Stock (the “Basic Subscription Right”), pursuant to a rights offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus. If you exercise your Basic Subscription Right in full and other shareholders do not fully exercise their Basic Subscription Right, we will grant you the right to purchase the same number of shares of Common Stock that you may acquire pursuant to the exercise of your basic subscription right, at the same subscription price of $[●] per share, additional shares of Common Stock that remain unsubscribed at the expiration of the Rights Offering (the “Over-Subscription Right”). The Over-Subscription Right will be available only to shareholders who exercise their Basic Subscription Right in full. The Over-Subscription Right will be subject to availability and pro rata allocation of shares among shareholders exercising their Over-Subscription Right. . The Rights represented by this Subscription Rights Certificate may be exercised by completing the appropriate forms on the reverse side hereof and by returning the full payment of the subscription price for each share of Common Stock. If the subscriber attempts to exercise its Over-Subscription Right and the Company is unable to issue the subscriber the full amount of shares of Common Stock requested, the subscription agent will return to the subscriber any excess funds submitted promptly, without interest or penalty.

This Subscription Rights Certificate is not valid unless countersigned by Broadridge Corporate Issuer Solutions, Inc., the subscription agent.

Witness the seal of ClearOne, Inc. and the signatures of its duly authorized officers.

Dated: [●], 2018

Zeynep Hakimoglu, President and Chief Executive Officer	Narsi Narayanan, Senior Vice President of Finance (Principal Financial and Principal Accounting Officer)

BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC.

By:
Name:
Title:

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE

Delivery other than in the manner or to the addresses listed below will not constitute valid delivery.

By Mail: Broadridge Corporate Issuer Solutions, Inc. Attn: BCIS Re-Organization Dept. P.O. Box 1317 Brentwood, NY 11717	By Hand or Overnight Courier Excluding U.S. Postal Service: Broadridge Corporate Issuer Solutions, Inc. Attn: BCIS IWS 51 Mercedes Way Edgewood, NY 11717

DO NOT SEND THIS RIGHTS CERTIFICATE DIRECTLY TO CLEARONE, INC.

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY

FORM 1-EXERCISE OF RIGHTS

The registered holder of this Subscription Rights Certificate is entitled to exercise the number of Rights shown in the upper right hand corner of this Subscription Rights Certificate and may subscribe for additional shares of Common Stock upon the terms and conditions specified in the Prospectus. To subscribe for shares pursuant to your Basic Subscription Right, please complete lines (a) and (c) and sign under Form 3 below. To subscribe for shares pursuant to your Over-Subscription Right, please also complete line (b) and sign under Form 3 below. To the extent you subscribe for more shares than you are entitled under either the Basic Subscription Right or the Over-Subscription Right, you will be deemed to have elected to purchase the maximum number of shares for which you are entitled to subscribe under the Basic Subscription Right or Over-Subscription Right, as applicable. You cannot exercise your Over-Subscription Right unless you have exercised your Basic Subscription Right in full.

(a) EXERCISE OF BASIC SUBSCRIPTION RIGHT:

I apply for		shares	x	$		=	$
	No. of new shares				Subscription price			Amount enclosed

(b) EXERCISE OF OVER-SUBSCRIPTION RIGHT

If you have exercised your Basic Subscription Right in full and wish to subscribe for additional shares at the same subscription price of $[●] per share additional shares of Common Stock for which you are otherwise entitled to subscribe pursuant to your Over-Subscription Right:

I apply for		shares	x	$		=	$
	No. of new shares				Subscription price			Amount enclosed

(c) Total Amount of Payment Enclosed $

METHOD OF PAYMENT (CHECK ONE)

☐	Cashier’s or certified check or bank draft drawn on a U.S. bank payable to Broadridge Corporate Issuer Solutions, Inc.;

☐	U.S. Postal money order; or

☐	wire transfer of immediately available funds directly to the account to the following account, with reference to the rights holder's name:

Routing number: 123000848

International/Swift code: USBKUS44IMT

Bank: U.S. Bank

800 Nicollet Mall

Minneapolis, MN 55402 United States

Beneficiary Account Name: Broadridge

Account Number: 153910728465

For Further Credit Name: ClearOne Inc

For Further Credit Account Number: 153910812483

FORM 2-DELIVERY TO DIFFERENT ADDRESS

If you wish for the Common Stock underlying your subscription rights, a certificate representing unexercised subscription rights or the proceeds of any sale of subscription rights to be delivered to an address different from that shown on the face of this Subscription Rights Certificate, please enter the alternate address below, sign under Form 3 and have your signature guaranteed under Form 4.

FORM 3-SIGNATURE

TO SUBSCRIBE: I acknowledge that I have received the Prospectus for this Rights Offering and I hereby irrevocably subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus.

Signature(s):

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

FORM 4-SIGNATURE GUARANTEE

This form must be completed if you have completed any portion of Forms 2 or 3.

Signature Guaranteed:
(Name of Bank or Firm)

By:
(Signature of Officer)

IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

FOR INSTRUCTIONS ON THE USE OF THIS RIGHTS CERTIFICATE, CONSULT BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC., THE SUBSCRIPTION AGENT, TOLL FREE AT +1 (855) 793-5068.